UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2023
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, Washington 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ITRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On October 13, 2023, Itron, Inc. (Itron) entered into Amendment No. 7 to Credit Agreement (the Amendment), which amends Itron's Second Amended and Restated Credit Agreement, dated as of January 5, 2018 (as amended, the Credit Agreement), among Itron, as borrower, the lenders from time to time thereto and Wells Fargo Bank, National Association, as administrative agent (the Administrative Agent).

The Amendment amends the Credit Agreement to extend the maturity date to October 18, 2026. However, in the event that any of Itron’s convertible notes due in March 2026 (the “Convertible Notes”) are outstanding on December 14, 2025, then the credit facilities under the Credit Agreement mature on December 14, 2025 or any business day thereafter in the event that Itron’s Liquidity is less than an amount equal to (a) the outstanding balance of the Convertible Notes, minus (b) funds that are held in escrow to repay the Convertible Notes.  As used above, Liquidity means sum of (x) Itron’s consolidated unrestricted and unencumbered cash and cash equivalents, plus (y) $60,000,000, minus (z) the outstanding borrowings under the Credit Agreement.

In addition, the Amendment revises the interest cost, as follows:

Total Net Leverage Ratio	Interest Cost	Commitment Fee
Greater than 4.00	SOFR + 250 bps	40 bps
3.51 to 4.00	SOFR + 225 bps	35 bps
2.51 to 3.50	SOFR + 200 bps	30 bps
Less than or equal to 2.50	SOFR + 175 bps	25 bps

The Administrative Agent and the other lenders have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with Itron or its affiliates. The Administrative Agent and the other lenders thereto have received, or may in the future receive, customary fees and commissions for such transactions.

The borrowing capacity under the multi-currency revolving line of credit within the Credit Agreement continues in the amount of $500 million.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01   Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 7, dated October 13, 2023, to the Credit Agreement, dated January 5, 2018 among Itron, Inc. and certain foreign borrowers, guarantors, lenders and issuing parties thereto, and Wells Fargo Bank, National Association, as administrative agent. (filed with this report)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRON, INC.

	By:	/s/ JOAN S. HOOPER
Dated: October 16, 2023		Joan S. Hooper
Senior Vice President and Chief Financial Officer